Exhibit 3.5

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JOSTENS SECONDARY HOLDINGS CORP.”, CHANGING ITS NAME FROM “JOSTENS SECONDARY HOLDINGS CORP.” TO “VISANT SECONDARY HOLDINGS CORP.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2005, AT 1:25 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3853340	8100	AUTHENTICATION:	3693841

050136273		DATE:	02-18-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 02/18/2005
FILED 01:25 PM 02/18/2005
SRV 050136273 - 3853340 FILE

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
JOSTENS SECONDARY HOLDINGS CORP.

Jostens Secondary Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), hereby certifies as follows:

1.                                       The name of the Corporation is Jostens Secondary Holdings Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 2004.

2.                                       This Certificate of Amendment, which amends the Certificate of Incorporation, was duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

3.                                       Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FIRST:                                   The name of the Corporation (which is hereinafter referred to as the “Corporation”) is Visant Secondary Holdings Corp.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on February 4, 2005.

/s/ Marie Hlavaty
Marie Hlavaty
Treasurer and Secretary